Exhibit 99.1

Viking Therapeutics Appoints Charles A. Rowland Jr. to Board of Directors

SAN DIEGO, CA – July 6, 2017 – Viking Therapeutics, Inc. (“Viking”) (NASDAQ: VKTX), a clinical-stage biopharmaceutical company focused on the development of novel therapies for metabolic and endocrine disorders, today announced the appointment of Charles A. Rowland Jr. to its board of directors. With more than 30 years of biopharmaceutical industry experience, Mr. Rowland provides Viking with broad expertise spanning financial management and strategic business operations.

Currently a board member and strategic advisor for multiple biotechnology companies, Mr. Rowland was most recently the president and chief executive officer (CEO) of Aurinia Pharmaceuticals, a clinical stage pharmaceutical company focused on the global lupus nephritis market. Prior to his tenure with Aurinia Pharmaceuticals, he served as the vice president and chief financial officer (CFO) of ViroPharma, during which time the company grew into a global biopharmaceutical business with $500 million in annual revenues until it was acquired by Shire plc for $4.2 billion. Before joining ViroPharma, Mr. Rowland was executive vice president and CFO, as well as interim co-CEO, for Endo Pharmaceuticals, a specialty pharmaceutical company with $1.3 billion in revenues. He previously held finance and operational positions of increasing responsibility at Biovail Pharmaceuticals, Breakaway Technologies, Pharmacia, Novartis and Bristol-Myers Squibb.

“We are fortunate to add an individual with Mr. Rowland’s extensive experience and track record to our board of directors.  He has made important contributions to multiple successful drug development and commercialization companies as both a senior executive and board member,” said Brian Lian, Ph.D., CEO of Viking. “With our clinical pipeline advancing toward key data readouts, and continued progress with our earlier stage programs, this is an ideal time to supplement our board with another experienced, well-regarded industry voice.  We welcome Mr. Rowland and look forward to his contributions to the success of Viking Therapeutics.”

Mr. Rowland currently serves as a member of the board of directors for Blueprint Medicines and Nabriva Therapeutics, with previous board appointments including Vitae Pharmaceuticals, BIND Therapeutics, Aurinia Pharmaceuticals and Idenix Pharmaceuticals, among others.  He holds an M.B.A. from Rutgers University and a B.S. from Saint Joseph's University.

About Viking Therapeutics, Inc.

Viking Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development of novel, first-in-class or best-in-class therapies for metabolic and endocrine disorders.  The company’s research and development activities leverage its expertise in metabolism to develop innovative therapeutics designed to improve patients’ lives.  Viking has exclusive worldwide rights to a portfolio of five therapeutic programs in clinical trials or preclinical studies, which are based on small molecules licensed from Ligand Pharmaceuticals Incorporated.  The company’s clinical programs include VK5211, an orally available, non-

steroidal selective androgen receptor modulator, or SARM, in Phase 2 development for the treatment and prevention of lean body mass loss in patients who have undergone hip fracture surgery, VK2809, a small molecule thyroid beta agonist in Phase 2 development for hypercholesterolemia and fatty liver disease, and VK0612, a first-in-class, orally available drug candidate in Phase 2 development for type 2 diabetes.  Viking is also developing novel and selective agonists of the thyroid beta receptor for GSD Ia and X-linked adrenoleukodystrophy, as well as two earlier-stage programs targeting metabolic diseases and anemia.

Follow Viking on Twitter @Viking_VKTX.

Forward-Looking Statements

This press release contains forward-looking statements regarding Viking Therapeutics, including statements about Viking’s expectations regarding its development activities, timelines and milestones, as well as the company’s goals and plans regarding its clinical and preclinical prospects. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with the success, cost and timing of Viking’s product candidate development activities and clinical trials, risks that prior clinical and pre-clinical results may not be replicated; and risks regarding regulatory requirements, among others. These forward-looking statements speak only as of the date hereof.  Viking disclaims any obligation to update these forward-looking statements.

Contacts:

Viking Therapeutics, Inc.

Greg Zante

VP, Finance and Operations

858-704-4672

Vida Strategic Partners

Stephanie Diaz (Investors)

415-675-7401

sdiaz@vidasp.com

Tim Brons (Media)

415-675-7402

tbrons@vidasp.com